UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005 (January 7, 2005)

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4601 DTC Boulevard, Suite 750 Denver, Colorado	80237-2571
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 7, 2004, Apollo Gold Corporation (the “Issuer”) closed the second and final tranche of its 12,500,000 unit offering at $0.75 per unit. The offering increased to 12,500,000 units when Regent Mercantile Bancorp Inc. (“Bancorp”) exercised its 1,875,000 unit option. In connection with the offering (the “Units Offering”), the Issuer entered into an Agency Agreement with Bancorp as more fully described in the Issuer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2005.

Compensation Warrant.

On January 7, 2004, and pursuant to the Agency Agreement, the Issuer issued to Bancorp Compensation Warrants exercisable into 1,250,000 units of the Issuer at an exercise price of US$0.75 per unit. Each unit consists of one common share and a share warrant exercisable for three-fourths of one share at $1.00 per share. The Compensation Warrants expire on January 7, 2007. The Issuer relied on Regulation S promulgated under the Securities Act of 1933, as amended, as the basis for an exemption from registering the issuance of the Compensation Warrant under the Securities Act of 1933, as amended. The foregoing description is qualified in its entirety by reference to the form of Compensation Warrant which is attached to this Current Report on Form 8-K as Exhibit 4.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

4.1. Form of Compensation Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005
APOLLO GOLD CORPORATION

	By:	/s/ R. Llee Chapman
R. Llee Chapman
Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description of Document
4.1	Form of Compensation Warrant.